UPDATE: Callidus Software Announces Fourth Quarter and Full Year 2011 Results

Q4 Revenues of $22.5 Million and Full Year Revenues of $83.8 Million Both Up 18% Over 2010; Q4 SaaS Revenue Up 42% Year Over Year; Q4 SaaS Billings Up 41% Year Over Year; Record Full Year Recurring Revenues Up 19% Year Over Year

PLEASANTON, CA -- (Marketwire - February 08, 2012) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.

"For the fourth quarter, we posted 42% year over year growth in SaaS revenue and 41% year over year growth in SaaS billings," said Leslie Stretch, President and CEO, Callidus Software. "We achieved sequential increases in total revenues for the eighth consecutive quarter and non-GAAP profitability for the sixth consecutive quarter. We met our targeted 60% Non-GAAP gross margin and gained a record number of 103 new customers in the fourth quarter. As we enter 2012 with the broadest SaaS sales effectiveness suite in the market, we are well positioned to drive future growth and recurring gross margin expansion."

Financial Highlights for the Fourth Quarter 2011

  Total revenue was $22.5 million for the fourth quarter, representing an increase of 18% compared to the same quarter last year. Total recurring revenues, which include SaaS revenues and maintenance and support, were $16.9 million, up 19% compared to the fourth quarter of 2010. SaaS revenues of $12.7 million were up 42% while maintenance and support of $4.3 million were down 20% as compared to the fourth quarter of 2010. Service revenues were $4.9 million, up 13% while license revenues were $0.7 million, up from $0.5 million both as compared to the fourth quarter of 2010.
  Total GAAP gross margin was 45% for the fourth quarter consistent with the same quarter in 2010. Non-GAAP gross margin was 52% for the fourth quarter, up from 46% in the fourth quarter of 2010. Non-GAAP gross margin excludes $1.3 million of stock-based compensation expense and $383,000 of amortization of acquired intangibles.
  Fourth quarter non-GAAP recurring revenue gross margins which exclude $816,000 of stock-based compensation and $383,000 of amortization of acquired intangibles were 60%, up from 53% for the fourth quarter of 2010.
  GAAP operating expenses were $15.3 million for the fourth quarter, up $5.3 million or 53% from the same quarter in 2010.
  Non-GAAP operating expenses for the fourth quarter of 2011 were $11.4 million, up $3.0 million or approximately 36% from the fourth quarter of 2010. Non-GAAP operating expenses exclude $513,000 of restructuring expense, $2.1 million of stock-based compensation expense, $517,000 of acquisition-related expense, $369,000 of patent litigation cost and $333,000 of amortization of acquired intangible assets.
  GAAP net loss was $3.6 million, or ($0.11) per share, for the quarter, which included $3.4 million of stock-based compensation expense, $513,000 of restructuring expense, $716,000 amortization of acquired intangible assets, $810,000 convertible note related items, $369,000 patent litigation cost, $517,000 acquisition related expense and a tax benefit of $2.4 million due to the recognition of deferred tax liabilities related to the intangible assets from our acquisition during the fourth quarter. This compares to a GAAP net loss of $1.5 million, or ($0.04) per share, for the fourth quarter of 2010, which included $1.4 million of stock-based compensation expense, $35,000 of restructuring expense, $157,000 of amortization of acquired intangible assets, $160,000 for impairment of an acquired intangible asset, and $94,000 of patent litigation cost.
  Non-GAAP net income was $0.3 million, or $0.01 per fully diluted share, for the quarter, compared to $0.4 million, or $0.01 per fully diluted share, for the same period last year. The company's non-GAAP results exclude the effects of $3.4 million of stock-based compensation expense, $2.4 million of tax benefit recognized in the quarter, $716,000 of amortization of acquired intangibles, $517,000 of acquisition related expenses, $369,000 of patent litigation costs, $810,000 of convertible note related items, and $513,000 of restructuring expense.
  Cash generated from operations for the fourth quarter was $2.2 million.

Financial Highlights for the Full Fiscal Year 2011

  Total revenue for the full fiscal year was $83.8 million, up 18% from $70.9 million in 2010. Recurring revenues were $63.0 million, up 19% over 2010. SaaS revenues of $45 million were up 37% while maintenance and support of $18.0 million was down 10% as compared to 2010. Services revenues were up 16% year over year to $17.5 million, and license revenues were up 18% year over year to $3.3 million.
  GAAP net loss was $15.4 million, or ($0.47) per share, for the full year, which included $12.3 million of stock-based compensation expense, $649,000 restructuring expense, $1.6 million of amortization of acquired intangible assets, $1.4 million convertible note related items, $1.4 million patent litigation cost, $1.6 million acquisition related expense, an impairment on marketable securities of $375,000 and a tax benefit of $3.0 million due to the recognition of deferred tax liabilities related to the intangible assets from our acquisitions during the year. This compares to GAAP net loss of $12.7 million, or ($0.40) per share, for the full year of 2010, which included $6.1 million of stock-based compensation expense, $1.7 million restructuring expense, $631,000 of amortization of acquired intangible assets, $160,000 for impairment of an acquired intangible asset, $118,000 of patent litigation costs, $122,000 acquisition related expense and a tax benefit of $614,000 due to the recognition of deferred tax liabilities related to the intangible assets from our acquisition during the year.
  Non-GAAP net income was $1.0 million, or $0.02 per share, for the full year, compared to a non-GAAP net loss of $4.6 million, or ($0.15) per share, in 2010. Non-GAAP net loss/income excludes $12.3 million of stock-based compensation expense, $3.0 million of tax benefits, $1.6 million of acquisition related expenses, $1.4 million of patent litigation costs, $1.4 million of convertible note related items, $649,000 of restructuring expense, $1.6 million of amortization of acquired intangible assets, and $375,000 of impairment on marketable securities.
  Cash generated from operations for the year 2011 was $146,000.

Business Highlights for the Fourth Quarter 2011

  Acquired a leader in SaaS-based product configuration, pricing, quoting, and proposals management, Webcom Inc. Webcom provides a 100% multi-tenant cloud solution that specializes in boosting sales through faster, more accurate quotes and collaborative-based selling.
  Announced the launch of Callidus' new Sales Selector solution, a next-generation cloud and mobile sales video interview and assessments application. Sales Selector delivers a unique combination of online video interviewing, assessment testing, and social collaboration designed to enable sales managers to rapidly evaluate candidates based on selling technique, sales temperament, and proven performance.
  Sponsored a number of industry events, including the Sales Performance Management India 2011 Conference, held November 24-25 in Mumbai, India; the 2011 IDC Asia Pacific Telecom Summit, held November 10 in Singapore; the 7th Annual Insurance Executives' Summit, held November 8-9 in Seoul, South Korea; the DevLearn 2011 Conference and Expo, held November 2-4 in Las Vegas, Nevada; and the Sales 2.0 Conference, held October 17-18 in San Francisco, California, where President and CEO Leslie Stretch delivered the keynote address on sales effectiveness.
  Announced the hosting of C3 2012 (Callidus Customer Connections), Callidus' own annual conference of customers, partners, and industry thought leaders, held May 6-8, 2012, at the Aria Resort in Las Vegas, Nevada. The theme for the conference -- Join the Sales Revolution -- highlights the focus of the event: helping customers explore new cloud, mobile and social technologies that underpin today's most successful sales effectiveness missions across the globe.
  Received the highest possible ratings across recent leading analyst reports. Callidus received a "Strong Positive" rating in the latest MarketScope for Insurance Incentive Compensation Management Applications by Gartner, Inc. Callidus was named the Best Software-as-a-Service (SaaS) winner at the 2012 Cloud Awards. Callidus was named Company of the Year in Computer Software in the Eighth Annual International Stevie Awards. Callidus customers were found to out-perform best in class sales organizations by the Aberdeen Group in their study, "Sales Performance Management 2012: CallidusCloud™ Customers Drive Best-in-Class Practices and Results." Rapid Intake was ranked among the top ten course authoring solution providers of 2012 by TrainingIndustry.com. And Callidus was recognized for excellence in customer support by the Technology Services Industry Association (TSIA) and Impact Learning Systems (ILS).

Business Highlights for the Full Year 2011

  Acquisitions: Throughout the fiscal year, Callidus acquired a number of strategic cloud leaders to broaden the value proposition of its sales performance management platform, expand its total addressable market, and increase its cross sell opportunities. They included:
    Fourth Quarter - Webcom Inc - cloud-based configuration, pricing and quoting
    Third Quarter - Rapid Intake - cloud and mobile collaborative, e-learning authoring
    Third Quarter - iCentera - cloud and mobile sales enablement portal
    Second Quarter - Litmus - mobile learning management system
    First Quarter - ForceLogix - cloud-based sales coaching solution
    First Quarter - Sales Force Assessments - cloud-based sales assessment solution integral to our Sales Selector product

  Customers: Signed a record number of new customers in the year, including Vodafone Egypt, DirectTV Latin America, Telefonica, Ericsson, Tata Communications, E-Plus Group, ARRIS Group, Spiceworks, Integra Telecom, ING Asia, American International Assurance Company (AIA), BlueCross BlueShield Michigan, Generali Indonesia, CNA, Novartis, MSD Malaysia, Zimmer, Eden Springs, LanDesk Software, Caterpillar, Ingersoll Rand, Amazon, Infoglobo, Schneider Electric, G4S, TASC (Total Administrative Services Corporation), First Data Corporation, Accelerated Payment Technologies, Payment Processing, Southwestern Company, Real Goods Solar, Energy Systems Group, iSymmetry, Fair Housing Solutions, Edgewords, Retail Advocacy Group, Coach Across America, Airsprint, Auqueo, Service Master, Aeroscout, Continental Casualty, TMG Health, Medica, St.Mary's Health Plans, Sentinel Security Life, Digital China, Attachmate, Quantum, Famous Grouse, Stanley Security Systems, Razorfish, Boston Wardrobes, Apollo Microwaves, Taylor Made Golf Products, Xstrata, Raytheon, and the Institute of Tropical Medicine.

  Cloud analytics: In the third quarter, Callidus announced the launch of Monaco Summer 2011, the latest version of its class-leading multi-tenant SaaS Sales Performance Management suite. The Summer 2011 version of Monaco included a new Modeling and Simulation module and Callidus' next generation Reporting & Analytics platform. Callidus also extended its sales performance analytics solution with the launch of its new Sales Performance Visualizer solution, powered by Panopticon, the leading provider of visual data analysis software for real-time and historical time series data.

  Strategic cloud partnerships: In the second quarter, Callidus expanded its SaaS footprint, signing a new strategic partnership with NetSuite, the industry's leading provider of cloud-based financials and ERP software suites. The partnership enables NetSuite customers to experience Callidus' Monaco On Demand SPM solution blended seamlessly with the NetSuite Financials/ERP/CRM Platform.

Financial Outlook

Total revenue for the first quarter of 2012 is expected to be between $22.0 million and $23.0 million. GAAP operating expenses are expected to be between $17.4 million and $18.4 million in the first quarter of 2012, which includes stock-based compensation of approximately $3.3 million, amortization of acquired intangibles of $1.0 million, and approximately $1.2 million in acquisition related expenses, and legal costs to defend our IP.

Conference Call

A conference call to discuss the fourth quarter and fiscal year 2011 results and outlook is scheduled for 1:30 p.m. Pacific Standard Time (PST) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website.

Webcast site: http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=4695330

Dial-in number: 800.237.9752 (International callers: 617.847.8706)

Passcode: 12974719

Replay: A webcast replay will be available after 6:30 p.m. PT on February 8, 2012 through February 16, 2012. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events. The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software's control.

About Callidus Software

Callidus Software Inc. (NASDAQ: CALD) is the market and technology leader in sales effectiveness and cloud computing. Our customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. CallidusCloud's award-winning multi-tenant SaaS applications set the standard for performance management of a company's sales force and channel partners. Over 2.5 million users rely on our solutions to power their performance. For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of first quarter 2012 total revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, acquisition related expenses and patent litigation expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased legal expense related to pending patent litigation, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2010 and the Form 10-Q for the first, second and third quarters of 2011, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP recurring revenue gross profit, operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, restructuring expense, acquisition related expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost, gain from extinguishment of convertible note and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2012. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, LeadFormix, Litmos, the Litmos logo, and Rapid Intake are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except for per share data)
                                (unaudited)

                         Three months ended              Year Ended
                            December 31,                December 31,
                     --------------------------  --------------------------
                         2011          2010          2011          2010
                     ------------  ------------  ------------  ------------

Revenues:
  Recurring          $     16,936  $     14,242  $     63,002  $     53,025
  Services                  4,880         4,328        17,465        15,061
  License                     730           540         3,304         2,794
                     ------------  ------------  ------------  ------------

      Total revenues       22,546        19,110        83,771        70,880

Cost of revenues:
  Recurring (1) (2)         7,960         6,925        32,820        26,180
  Services (1)              4,433         3,590        16,122        15,353
  License                     102            91           365           380
                     ------------  ------------  ------------  ------------

      Total cost of
       revenues            12,495        10,606        49,307        41,913
                     ------------  ------------  ------------  ------------

Gross profit               10,051         8,504        34,464        28,967

Operating expenses:
  Sales and marketing
   (1) (2)                  5,900         4,054        20,203        16,229
  Research and
   development (1)          3,609         2,337        12,025        10,369
  General and
   administrative (1)
   (2) (3) (4)              5,226         3,384        17,726        13,754
  Restructuring               513            35           649         1,655
  Impairment of
   acquired
   intangible asset             -           160             -           160
                     ------------  ------------  ------------  ------------

    Total operating
     expenses              15,248         9,970        50,603        42,167
                     ------------  ------------  ------------  ------------

Operating loss             (5,197)       (1,466)      (16,139)      (13,200)

Interest and other
 income (expense),
 net (5) (6) (7) (8)         (834)            -        (1,913)          (14)
                     ------------  ------------  ------------  ------------

Loss before benefit
 for income taxes          (6,031)       (1,466)      (18,052)      (13,214)

Benefit for income
 taxes (9)                 (2,398)          (16)       (2,677)         (478)
                     ------------  ------------  ------------  ------------

Net loss             $     (3,633) $     (1,450) $    (15,375) $    (12,736)
                     ============  ============  ============  ============

Basic net loss per
 share               $      (0.11) $      (0.04) $      (0.47) $      (0.40)
                     ============  ============  ============  ============
Diluted net loss per
 share               $      (0.11) $      (0.04) $      (0.47) $      (0.40)
                     ============  ============  ============  ============

Shares used in basic
 per share
 computation               32,760        32,336        32,809        31,536
                     ============  ============  ============  ============
Shares used in
 diluted per share
 computation               32,760        32,336        32,809        31,536
                     ============  ============  ============  ============

(1) Stock-based
 compensation
 included in amounts
 above by category:

Cost of recurring    $        816  $        154  $      3,339  $        548
  Cost of services            441           136         1,495           735
  Sales and marketing         667           202         1,987           961
  Research and
   development                454           279         1,548           991
  General and
   administrative           1,012           675         3,914         2,866
                     ------------  ------------  ------------  ------------
    Total stock-based
     compensation           3,390         1,446        12,283         6,101

(2) Acquisition
 related asset
 amortization                 716           157         1,569           631
(3) Acquisition
 related expense              517             -         1,596           122
(4) Patent litigation
 cost                         369            94         1,441           118
(5) Interest expense
 on convertible notes         682             -         1,947             -
(6) Amortization of
 convertible note
 issuance cost                139             -           355             -
(7) Gain on
 extinguishment of
 convertible note             (11)            -          (915)            -
(8) Impairment on
 marketable
 securities                     -             -           375             -
(9) Tax benefit from
 release of valuation
 allowance                 (2,403)            -        (2,975)         (614)

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                                 December 31,  December 31,
Assets                                               2011          2010
                                                 ------------  ------------

Current assets:
  Cash and cash equivalents                      $     17,383  $     12,830
  Short-term investments                               35,406        17,873
  Accounts receivable, net                             21,643        19,908
  Deferred income taxes                                   110             -
  Prepaid and other current assets                      5,831         4,441
                                                 ------------  ------------

    Total current assets                               80,373        55,052

Long-term investments                                       -           787
Property and equipment, net                             6,772         8,016
Goodwill                                               24,200         8,031
Intangible assets, net                                 16,470         4,274
Deferred income taxes, noncurrent                         206         1,645
Deposits and other assets                               3,936         2,000
                                                 ------------  ------------

    Total assets                                 $    131,957  $     79,805
                                                 ============  ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $      3,515  $      3,299
  Accrued payroll and related expenses                  4,278         2,859
  Accrued expenses                                     10,163         6,169
  Deferred income taxes                                   596         1,691
  Deferred revenue                                     30,211        28,417
  Capital lease obligations                             1,196         1,119
                                                 ------------  ------------

    Total current liabilities                          49,959        43,554

Deferred revenue, noncurrent                            4,257         4,388
Deferred income taxes, noncurrent                         197             -
Other liabilities                                       2,413         1,619
Capital lease obligations, noncurrent                     915         2,162
Convertible notes                                      59,215             -
                                                 ------------  ------------

    Total liabilities                                 116,956        51,723
                                                 ------------  ------------

Stockholders' equity:
  Common stock                                             33            31
  Additional paid-in capital                          238,798       222,363
  Treasury stock                                      (14,430)            -
  Accumulated other comprehensive income (loss)           189           (98)
  Accumulated deficit                                (209,589)     (194,214)
                                                 ------------  ------------

    Total stockholders' equity                         15,001        28,082
                                                 ------------  ------------

    Total liabilities and stockholders' equity   $    131,957  $     79,805
                                                 ============  ============

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (unaudited)

                                                Year Ended, December 31,
                                             ------------------------------
                                                  2011            2010
                                             --------------  --------------

Cash flows from operating activities:
  Net loss                                   $      (15,375) $      (12,736)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation expense                              3,098           2,565
    Amortization of intangible assets                 3,485           2,549
    Provision for doubtful accounts and
     service remediation reserves                        48             198
    Stock-based compensation                         12,241           5,631
    Stock-based compensation related to
     acquisition                                         42             470
    Impairment of acquired intangible assets              -             160
    Revaluation of acquisition contingent
     consideration                                        -              86
    Release of valuation allowance                   (2,975)           (614)
    Leasehold improvement allowance                       -             961
    Gain on disposal of property                         (6)              -
    Impairment of investments                           375               -
    Amortization of convertible note issuance
     cost                                               355               -
    Net amortization on investments                     510             249
    Put option loss                                       -              52
    Gain on extinguishment of debt                     (915)              -
    Gain on investments                                   -            (118)
    Changes in operating assets and
     liabilities:
      Accounts receivable                               (36)         (6,375)
      Prepaid and other current assets                1,775            (631)
      Other assets                                   (2,667)           (727)
      Accounts payable                                1,300             (10)
      Accrued expenses                               (2,763)            473
      Accrued payroll and related expenses            1,422          (1,029)
      Accrued restructuring                             146             151
      Deferred revenue                                   62          10,564
      Deferred income taxes                              24             255
                                             --------------  --------------
Net cash provided by operating activities               146           2,124
                                             --------------  --------------

Cash flows from investing activities:
  Purchases of investments                          (52,886)        (20,943)
  Proceeds from maturities and sale of
   investments                                       35,511          25,015
  Purchases of property and equipment                (2,002)         (2,779)
  Proceeds from disposal of property and
   equipment                                              6              23
  Purchases of intangible assets                     (1,522)         (1,832)
  Acquisition, net of cash acquired                 (19,482)         (1,922)
  Change in restricted cash                               -            (600)
                                             --------------  --------------
Net cash used in investing activities               (40,375)         (3,038)
                                             --------------  --------------

Cash flows from financing activities:
  Net proceeds from issuance of common stock          5,556           3,926
  Repurchases of common stock                       (14,430)              -
  Repurchase of common stock from employees
   for payment of taxes on vesting of
   restricted stock units                            (1,402)           (554)
  Payment of consideration related to
   acquisition                                       (1,210)              -
  Proceeds received from issuance of
   convertible notes, net of issuance costs          76,854               -
  Repayment of debt assumed through
   acquisition                                            -            (899)
  Payment of principle under capital lease           (1,170)           (244)
  Repurchase of convertible notes                   (19,448)              -
                                             --------------  --------------
Net cash provided by financing activities            44,750           2,229
                                             --------------  --------------
Effect of exchange rates on cash and cash
 equivalents                                             32             (50)
                                             --------------  --------------
Net increase in cash and cash equivalents             4,553           1,265
Cash and cash equivalents at beginning of
 period                                              12,830          11,565
                                             --------------  --------------
Cash and cash equivalents at end of period   $       17,383  $       12,830
                                             ==============  ==============

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                     Three months ended      Year Ended
                                        December 31,        December 31,
                                     ------------------  ------------------
                                       2011      2010      2011      2010
                                     --------  --------  --------  --------

Non-GAAP gross profit reconciliation

Gross profit                         $ 10,051  $  8,504  $ 34,464  $ 28,967

    Profit margin, as a % of total
     revenues                              45%       45%       41%       41%
Add back:
    Non-cash stock-based
     compensation                       1,257       290     4,834     1,283
    Non-cash amortization of
     acquired intangible assets           383        19       669        76
                                     --------  --------  --------  --------
Non-GAAP gross profit                $ 11,691  $  8,813  $ 39,967  $ 30,326
                                     --------  --------  --------  --------

    Profit margin, as a % of total
     revenues                              52%       46%       48%       43%

Non-GAAP recurring revenue gross
 profit reconciliation

Recurring revenue gross profit       $  8,976  $  7,317  $ 30,182  $ 26,845
    Recurring revenue profit margin,
     as a % of recurring revenues          53%       51%       48%       51%
Add back:
    Non-cash stock-based
     compensation                         816       154     3,339       548
    Non-cash amortization of
     acquired intangible assets           383        19       669        76
                                     --------  --------  --------  --------
Non-GAAP Recurring revenue gross
 profit                              $ 10,175  $  7,490  $ 34,190  $ 27,469
                                     --------  --------  --------  --------
    Recurring revenue profit margin,
     as a % of recurring revenues          60%       53%       54%       52%

Non-GAAP operating expense
 reconciliation:

Operating Expenses                   $ 15,248  $  9,970  $ 50,603  $ 42,167
    Operating expenses, as a % of
     total revenues                        68%       52%       60%       59%
Add back:
    Non-cash stock-based
     compensation                      (2,133)   (1,156)   (7,449)   (4,818)
    Non-cash amortization of
     acquired intangible assets          (333)     (138)     (900)     (555)
    Acquisition related expense          (517)        -    (1,596)     (122)
    Patent litigation cost               (369)      (94)   (1,441)     (118)
    Restructuring                        (513)      (35)     (649)   (1,655)
    Impairment of acquired
     intangible asset                       -      (160)        -      (160)
                                     --------  --------  --------  --------
Non-GAAP Operating Expenses          $ 11,383  $  8,387  $ 38,568  $ 34,739
                                     --------  --------  --------  --------
    Non-GAAP Operating expenses, as
     a % of total revenues                 50%       44%       46%       49%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                     Three months ended      Year Ended
                                        December 31,        December 31,
                                     ------------------  ------------------
                                       2011      2010      2011      2010
                                     --------  --------  --------  --------

Non-GAAP operating income (loss)
 reconciliation:

Operating loss                       $ (5,197) $ (1,466) $(16,139) $(13,200)
    Operating loss, as a % of total
     revenues                             -23%       -8%      -19%      -19%
Add back:
    Non-cash stock-based
     compensation                       3,390     1,446    12,283     6,101
    Non-cash amortization of
     acquired intangible assets           716       157     1,569       631
    Acquisition related expenses          517         -     1,596       122
    Patent litigation cost                369        94     1,441       118
    Restructuring                         513        35       649     1,655
    Impairment of acquired
     intangible asset                       -       160         -       160
                                     --------  --------  --------  --------
Non-GAAP Operating income (loss)     $    308  $    426  $  1,399  $ (4,413)
                                     --------  --------  --------  --------
    Non-GAAP Operating income
     (loss), as a % of total
     revenues                               1%        2%        2%       -6%

Non-GAAP net loss reconciliation:

Net loss                             $ (3,633) $ (1,450) $(15,375) $(12,736)
    Net loss, as a % of total
     revenues                             -16%       -8%      -18%      -18%
Add back:
    Non-cash stock-based
     compensation                       3,390     1,446    12,283     6,101
    Non-cash amortization of
     acquired intangible assets           716       157     1,569       631
    Acquisition related expenses          517         -     1,596       122
    Patent litigation costs               369        94     1,441       118
    Restructuring                         513        35       649     1,655
    Interest expense on convertible
     notes                                682         -     1,947         -
    Gain on extinguishment of
     convertible notes                    (11)        -      (915)        -
    Amortization of convertible note
     issuance cost                        139         -       355         -
    Impairment of acquired
     intangible asset                       -       160         -       160
    Impairment on marketable
     securities                             -         -       375         -
    Tax benefit from release of
     valuation allowance               (2,403)        -    (2,975)     (614)
                                     --------  --------  --------  --------
Non-GAAP Net income (loss)           $    279  $    442  $    950  $ (4,563)
                                     --------  --------  --------  --------
    Non-GAAP Net income (loss), as a
     % of total revenues                    1%        2%        1%       -6%

Non-GAAP net income (loss) per share
 reconciliation:

Net loss per basic and diluted share $  (0.11) $  (0.04) $  (0.47) $  (0.40)
Add back:
    Non-cash stock-based
     compensation                        0.10      0.04      0.37      0.19
    Non-cash amortization of
     acquired intangible assets          0.02         -      0.05      0.02
    Acquisition related expenses         0.02         -      0.05         -
    Patent litigation costs              0.01         -      0.04         -
    Restructuring                        0.02         -      0.02      0.05
    Interest expense on convertible
     notes                               0.02         -      0.06         -
    Gain on extinguishment of
     convertible notes                      -         -     (0.03)        -
    Amortization of convertible note
     issuance cost                          -         -      0.01         -
    Impairment of acquired
     intangible asset                       -      0.01         -      0.01
    Impairment on marketable
     securities                             -         -      0.01         -
    Tax benefit from release of
     valuation allowance                (0.07)        -     (0.09)    (0.02)
                                     --------  --------  --------  --------
Non-GAAP net income (loss) per basic
 share                               $   0.01  $   0.01  $   0.02  $  (0.15)
                                     --------  --------  --------  --------
Non-GAAP net income (loss) per
 diluted share                       $   0.01  $   0.01  $   0.02  $  (0.14)
                                     --------  --------  --------  --------

Basic and fully diluted shares
 reconciliation:

Basic shares                           32,760    32,336    32,809    31,536
                                     --------  --------  --------  --------
Add back:
    Weighted average effect of
     dilutive securities                9,803     1,800     7,692       799
                                     --------  --------  --------  --------
Diluted shares                         42,563    34,136    40,501    32,335
                                     --------  --------  --------  --------

Investor Relations Contact:

Linda Wells
415-445-3236
ir@callidussoftware.com

Press Contact:

Lorna Heynike
Callidus Software Inc.
925-251-2207
pr@callidussoftware.com